                              INVESTMENT SUBADVISORY AGREEMENT

                                         By and Among

                                Aid Association for Lutherans
                                             and
                                     LB Series Fund, Inc.
                                             and
                            Fidelity Management & Research Company

INVESTMENT SUBADVISORY AGREEMENT,  made as of the ___ day of _______,  2002, (the "Effective
Date") by and among Aid Association for Lutherans,  a fraternal  benefit society organized and existing  under the laws of the  State of  Wisconsin  ("Adviser"),  LB Series  Fund,  Inc.,  a
corporation  organized  and existing  under the laws of the State of Minnesota  ("Fund"),  and
Fidelity  Management & Research Company,  a corporation  organized and existing under the laws of the State of Delaware ("Subadviser").

WHEREAS,  Adviser has entered into an Investment  Advisory  Agreement  dated as of the 1st day of January,  2002  ("Advisory  Agreement")  with the Fund,  which is engaged in business as an open-end  investment  company  registered under the Investment Company Act of 1940, as amended
("1940 Act"); and

WHEREAS, the Fund is authorized to issue shares of the FI All Cap Portfolio  ("Portfolio"),  a separate series of the Fund; and

WHEREAS,   Subadviser  is  engaged  principally  in  the  business  of  rendering   investment
supervisory  management  services  and  is  registered  as an  investment  adviser  under  the
Investment Advisers Act of 1940, as amended ("Advisers Act"); and

WHEREAS,  the Fund and Adviser  desire to retain  Subadviser as subadviser to furnish  certain investment  advisory  services  to Adviser  and the  Portfolio  and  Subadviser  is willing to furnish such services;

NOW,  THEREFORE,  in  consideration  of the premises and mutual promises herein set forth, the parties hereto agree as follows:

I.      Appointment.  (A) Adviser  hereby  appoints  Subadviser as its  investment  subadviser with  respect  to the  Portfolio  for the  period  and on the  terms set forth in this
        Agreement,  and (B) Subadviser  hereby accepts such  appointment  and agrees to render the services herein set forth, for the compensation herein provided.

II.     Additional  Series.  In the  event  that the Fund  establishes  one or more  series of shares  other  than the  Portfolio  with  respect to which  Adviser  desires to retain
        Subadviser to render investment advisory services  hereunder,  Adviser shall so notify
        Subadviser in writing,  indicating  the advisory fee to be payable with respect to the additional  series of shares.  If Subadviser is willing to render such services on the terms  provided  for herein,  it shall so notify  Adviser in writing,  whereupon  such series shall become a Portfolio hereunder.

III.    Duties of Subadviser.

        A.     Subadviser is hereby  authorized  and directed and hereby agrees to (i) furnish continuously an investment  program for the Portfolio,  and (ii) determine from time to time what  investments  shall be purchased,  sold or exchanged and what portion of the assets of the  Portfolio  shall be held  uninvested.  Subadviser shall perform these duties  subject  always to (1) the overall  supervision  of
               Adviser and the Board of  Directors of the Fund (the  "Board"),  (2) the Fund's
               Articles and By-laws (as defined below),  as amended from time to time, (3) the stated  investment  objectives,  policies and  restrictions of the Portfolio as set  forth in the  Fund's  then  current  Registration  Statement  (as  defined below),  (4) any  additional  policies or guidelines  established by Adviser or
               Board  that  have  been  furnished  in  writing  to  Subadviser,  and  (5)  all applicable  provisions  of the 1940 Act,  the  Advisers  Act, and the rules and regulations  thereunder.  In advising the Portfolio,  the Subadviser  shall use reasonable  efforts to comply with  Subchapters L and M of the Internal Revenue
               Code of 1986,  as  amended  (the  "Code") . In  accordance  with  Section  VII,
               Subadviser  shall  arrange for the execution of all orders for the purchase and sale of securities and other  investments for the Portfolio's  account and will exercise full  discretion  and act for the Fund in the same manner and with the same  force  and  effect  as the Fund  might or could do with  respect  to such purchases,  sales, or other transactions,  as well as with respect to all other
               things   necessary  or  incidental  to  the  furtherance  or  conduct  of  such purchases, sales, or other transactions.

        B.     Subadviser shall have no responsibility  with respect to maintaining custody of the Portfolios  assets.  Subadviser  shall affirm  security  transactions  with central  depositories  and advise the custodian of the Portfolio  ("Custodian")
               or such  depositories  or agents as may be  designated by Custodian and Adviser promptly of each  purchase  and sale of a portfolio  security,  specifying  the name of the  issuer,  the  description  and  amount  or number of shares of the security  purchased,  the market price,  the commission and gross or net price, the trade date and settlement date and the identity of the effecting  broker or dealer.  Subadviser shall from time to time provide  Custodian and Adviser with evidence of authority of its personnel who are authorized to give  instructions to Custodian.

        C.     Adviser  acknowledges  that Subadviser is not the compliance agent for the Fund or for  Adviser,  and does not  have  access  to all of the  Fund's  books  and records  necessary to perform certain  compliance  testing.  To the extent that
               Subadviser has agreed to perform the services  specified in this Section hereof in accordance with applicable law (including  sub-chapters M and L of the Code, the 1940 Act and the Advisers Act  ("Applicable  Law")) and in accordance  with the Fund's Articles of Incorporation and By-laws,  policies and  determinations of the  Board  and  Adviser  and  the  Fund's  current  Registration  Statement
               received  by  Subadviser  (collectively,   the  "Charter  Requirements"),   the
               Subadviser  shall perform such  services  based upon its books and records with respect to the  Portfolio,  which comprise a portion of the  Portfolio's  books and records, and upon written  instructions  received from the Fund, Adviser or the  Fund's  administrator,  and  shall  not be  held  responsible  under  this
               Agreement  so long  as it  performs  such  services  in  accordance  with  this
               Agreement,  the Charter  Requirements  and Applicable Law based upon such books and records and such instructions  provided by the Fund,  Adviser or the Fund's administrator.

        D.     Unless  Adviser  advises  Subadviser  in writing that the right to vote proxies has been  expressly  reserved to Adviser or the Fund or otherwise  delegated to another  party,  Subadviser  shall  exercise  voting  rights  incident  to  any securities  held in the Portfolio  without  consultation  with Adviser or Fund, provided that  Subadviser  will follow any written  instructions  received from
               Adviser or Fund with  respect to voting as to  particular  issues  thirty  days prior to the vote.  Subadviser  shall further  respond to all corporate  action matters  incident to the securities  held in the Portfolio  including,  without limitation,  proofs of claim in  bankruptcy  and class  action  cases and shelf registrations.

        E.     Upon request of Custodian and/or Fund,  Subadviser shall provide  assistance in connection  with the  determination  of the fair  value  of  securities  in the
               Portfolio  for  which  market  quotations  are not  readily  available  and the
               parties  to  this  Agreement   agree  that  the   Subadviser   shall  not  bear
               responsibility  or liability for the determination or accuracy of the valuation of any portfolio securities and other assets of the Portfolio.

        F.     In the  performance  of its  duties  hereunder,  Subadviser  is and shall be an
               independent   contractor  and  except  as  expressly  provided  for  herein  or otherwise  expressly  provided or authorized shall have no authority to act for or represent  the Portfolio or the Fund in any way or otherwise be deemed to be an agent of the Portfolio, the Fund or of Adviser.

IV.     Compensation.  For the services provided pursuant to this Agreement,  Subadviser shall receive an investment  management fee as set forth in Schedule 1, attached  hereto and incorporated  herein by reference.  The  management  fee shall be accrued and computed daily based on the average  daily net assets of the  Portfolio  as  determined  at the close of the New York Stock  Exchange and payable  monthly in arrears to Subadviser on or  before  the 10th day of the next  succeeding  calendar  month.  If this  Agreement becomes  effective  or  terminates  before  the  end  of  any  month,  the  investment management  fee for the  period  from the  effective  date to the end of such month or from the  beginning  of such  month to the  date of  termination,  as the case may be, shall be prorated  according  to the  proration  which such  period  bears to the full month in which such effectiveness or termination occurs.

V.      Expenses.  Except for expenses specifically assumed or agreed to be paid by Subadviser pursuant hereto,  Subadviser shall not be liable for any expenses of Adviser, the Fund or any  Portfolio,  including,  without  limitation,  (i)  interest  and  taxes;  (ii)
        brokerage  commissions  and other  costs in  connection  with the  purchase or sale of securities or other investment  instruments  with respect to the Portfolio;  and (iii)
        Custodian  fees  and  expenses.  Subadviser  will  pay its own  expenses  incurred  in furnishing the services to be provided by it pursuant to this Agreement.

VI.     Duties  of  Adviser.  Adviser  has  furnished  Subadviser  with  copies of each of the following  documents and will furnish to Subadviser at its principal office all future amendments and  supplements to such  documents,  if any, as soon as practicable  after such documents become available:

        A.     The Articles of Incorporation of the Fund, as filed with the State of Minnesota, as in effect on the date hereof and as amended from time to time ("Articles");

        B.     The by-laws of the Fund as in effect on the date hereof and as amended from time to time ("By-Laws");

        C.     Certified resolutions of the Board authorizing the appointment of Adviser  and
               Subadviser and approving the form of the Advisory Agreement and this Agreement;

        D.     The Fund's Registration Statement under the 1940 Act and the Securities  Act of
               1933, as amended (the "1933 Act") on Form N-1A, as filed with the Securities and
               Exchange  Commission  ("SEC")  relating to the Portfolio and its shares and all amendments thereto ("Registration Statement");

        E.     The  Notification of Registration of the Fund under the 1940 Act on Form N-8A as filed with the SEC and any amendments thereto;

        F.     The Portfolio's most recent prospectus (the "Prospectus");

        G.     Any proxy  statements of the Fund sent to shareholders of the Portfolio for the purpose of voting on matters affecting the Portfolio; and

        H.     Copies of reports made by the Fund to its shareholders.

        Adviser shall furnish Subadviser with any further documents,  materials or information that Subadviser may reasonably  request to enable it to perform its duties pursuant to this Agreement.

VII.    Portfolio Transactions.

        A.     Subadviser  agrees that,  in executing  portfolio  transactions  and  selecting brokers or dealers,  if any, it shall use its best efforts to seek on behalf of the Portfolio the best overall terms  available.  In assessing the best overall terms available for any  transaction,  Subadviser shall consider all factors it deems  relevant,  including  the  breadth of the market in and the price of the security,  the financial  condition  and execution  capability of the broker or dealer, and the  reasonableness of the commission,  if any, with respect to the specific  transaction  and  on a  continuing  basis.  In  evaluating  the  best overall  terms  available,  and in selecting  the broker or dealer,  if any, to execute a particular  transaction,  Subadviser  may also consider the brokerage and  research  services  (as those  terms are  defined in Section  28(e) of the
               Securities  Exchange  Act  of  1934,  as  amended  ("1934  Act"))  provided  to
               Subadviser  with  respect to the  Portfolio  and/or other  accounts  over which
               Subadviser   exercises   investment   discretion.   Subadviser   may,   in  its
               discretion,  agree to pay a broker or dealer that  furnishes  such brokerage or research  services a higher  commission than that which might have been charged by another  broker-dealer  for effecting the same  transactions,  if Subadviser determines in good faith that such  commission is reasonable in relation to the brokerage  and research  services  provided by the broker or dealer,  viewed in terms of either that particular transaction or the overall  responsibilities of
               Subadviser  with respect to the  accounts as to which it  exercises  investment discretion  (as such term is defined under  Section  3(a)(35) of the 1934 Act).
               Subadviser shall, upon request from Adviser,  provide such periodic and special reports  describing any such brokerage and research  services  received and the incremental  commissions,  net  price or  other  consideration  to  which  they relate.

        B.     In no  instance  will  portfolio  securities  be  purchased  from  or  sold  to
               Subadviser,  or any affiliated  person  thereof,  except in accordance with the federal securities laws and the rules and regulations thereunder.

        C.     Subadviser  may buy securities for the Portfolio at the same time it is selling such  securities  for another  client  account and may sell  securities for the
               Portfolio  at  the  time  it is  buying  such  securities  for  another  client
               account.   In  such  cases,   subject  to  applicable   legal  and   regulatory
               requirements,  and in compliance  with such procedures of the Fund as may be in effect from time to time,  Subadviser may effectuate cross transactions between the Portfolio and such other account if it deems this to be  advantageous.  The
               Subadviser's  affiliated   broker/dealers  may  effectuate  cross  transactions
               between the Portfolio and its customers in accordance  with such  procedures of the Fund as may be in effect from time to time.

        D.     On occasions when Subadviser  deems the purchase or sale of a security to be in the  best  interest  of the  Fund as  well  as  other  clients  of  Subadviser,
               Subadviser,  to the extent permitted by applicable laws and  regulations,  may, but shall be under no obligation  to,  aggregate the securities to be purchased or sold to  attempt  to  obtain  a more  favorable  price  or  lower  brokerage
               commissions  and  efficient  execution.   In  such  event,  allocation  of  the
               securities  so  purchased  or sold,  as well as the  expenses  incurred  in the transaction,  will be made by Subadviser in the manner Subadviser  considers to be the most  equitable and  consistent  with its fiduciary  obligations  to the
               Fund and to its other clients.

VIII.   Ownership of Records.  Subadviser  shall maintain all books and records required to be maintained by a sub-investment  adviser of a registered investment company pursuant to the 1940 Act and the rules and  regulations  promulgated  thereunder  with  respect to transactions on behalf of the Portfolio.  In compliance with the  requirements of Rule
        31a-3  under the 1940 Act,  Subadviser  hereby  agrees  (A) that all  records  that it maintains  for the  Portfolio  are the  property of the Fund,  (B) to preserve for the periods  prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Fund and that are required to be  maintained by Rule 31a-1 under the 1940 Act, and
        (C) to surrender  promptly to the Fund any records that it maintains for the Fund upon request by the Fund; provided, however, Subadviser may retain copies of such records.

IX.     Reports and Meetings.

        A.     Subadviser  shall  furnish to the Board or Adviser,  or both,  as  appropriate, such information,  reports, evaluations,  analyses and opinions as are required by law or that the Board or Adviser, as appropriate,  may reasonably require on quarterly  or annual  timeframes,  including,  without  limitation:  compliance reporting and certification with respect to:

               1.   Affiliated Brokerage Transactions
               2.   Affiliated Underwritings
               3.   Cross Transactions
               4.   Prospectus Compliance
               5.   Code of Ethics

        B.     Subadviser  shall make  available in person to the Board on an annual basis and to  Adviser  personnel  on a  periodic  basis  the  portfolio  manager  of  the
               Portfolio or an  appropriate  investment  professional  of Subadviser to review the  investments  and the investment  program of the Portfolio and the services provided by Subadviser hereunder.

X.      Services  to  Other  Clients.  Nothing  contained  in this  Agreement  shall  limit or restrict (i) the freedom of Subadviser,  or any affiliated  person thereof,  to render investment  management  and  corporate  administrative  services  to other  investment companies,  to act as  investment  manager or investment  counselor to other  persons, firms, or  corporations,  or to engage in any other business  activities,  or (ii) the right  of any  director,  officer,  or  employee  of  Subadviser,  who  may  also be a director,  officer,  or  employee of the Fund,  to engage in any other  business or to devote his or her time and  attention in part to the  management  or other  aspects of any other business, whether of a similar nature or a dissimilar nature.

XI.     Subadviser's  Use of the  Services of Others.  Subadviser  may,  at its cost,  employ, retain,  or otherwise  avail itself of the services or  facilities of other persons or organizations  for the purpose of providing  Subadviser or the Fund or  Portfolio,  as appropriate,  with  such  statistical  and  other  factual  information,  such  advice regarding  economic factors and trends,  such advice as to occasional  transactions in specific  securities,  or such other information,  advice, or assistance as Subadviser may deem  necessary,  appropriate,  or convenient for the discharge of its obligations hereunder or otherwise  helpful to the Fund or the Portfolio,  as  appropriate,  or in the  discharge  of  Subadviser's  overall  responsibilities  with respect to the other accounts that it serves as investment manager or counselor.

        The  Subadviser  may,  at its  own  expense,  delegate  any or all of its  duties  and responsibilities under this Agreement to its wholly-owned  subsidiary,  FMR Co., Inc., provided that the Subadviser  remains  responsible to the Adviser and the Fund for the performance of all of its responsibilities  and duties hereunder.  The Subadviser will compensate  FMR Co.,  Inc.  for its  services to the Fund.  Subject to prior notice to the  Adviser,  the  Subadviser  may  terminate  the  services of FMR Co, Inc.  for the
        Portfolio(s)  and shall, at such time,  assume the  responsibilities  of FMR Co., Inc.
        with respect to the Fund.

XII.    Liability  of  Subadviser;   Indemnification.   Neither  Subadviser  nor  any  of  its
        officers,   directors,   or   employees,   nor  any   person   performing   executive,
        administrative,  trading,  or other  functions  for the Fund,  the  Portfolio  (at the direction or request of  Subadviser)  or Subadviser in  connection  with  Subadviser's discharge of its  obligations  undertaken or  reasonably  assumed with respect to this
        Agreement  (collectively,  "Related  Persons"),  shall be liable  for (i) any error of judgment or mistake of law or for any loss  suffered by the Fund or  Portfolio or (ii)
        any error of fact or  mistake  of law  contained  in any  report or data  provided  by
        Subadviser,  except for any error, mistake or loss resulting from willful misfeasance, bad faith,  or gross  negligence  in the  performance  by  Subadviser  or such Related
        Person of Subadviser's  duties under this Agreement on behalf of the Fund or Portfolio or from reckless  disregard by Subadviser or any such Related  Person of the duties of
        Subadviser  pursuant  to this  Agreement  (each of which is referred to as a "Culpable
        Act").

        Notwithstanding  the foregoing,  any stated limitations on liability shall not relieve
        Subadviser  from any  responsibility  or liability  Subadviser  may have under federal statutes..

        Subadviser  shall  indemnify  Adviser and its Related  Persons and hold them  harmless from  and  against  any and  all  actions,  suits  or  claims  whether  groundless  or meritorious  and  from  and  against  any and all  losses,  damages,  costs,  charges, reasonable counsel fees, payments, expenses and liabilities (collectively,  "Damages")
        arising  directly  or  indirectly  out of or in  connection  with the  performance  of services by  Subadviser  or its Related  Persons  hereunder to the extent such Damages result from a Culpable Act.

        Adviser  shall  indemnify  Subadviser  and  its  Related Persons  from and against any
        Damages arising directly or indirectly out of or in connection with the performance of
        services   by Adviser  or  its  Related Persons  under  this Agreement or the Advisory
        Agreement,  in  each  case,  to  the  extent  such  Damages  result  from  any willful misfeasance, bad faith, or gross negligence in the  performance by  Adviser or any  of its Related Persons of Adviser's duties  under the  Agreement or Advisory Agreement on behalf of the Fund  or Portfolio or from  reckless disregard  by the Adviser or any of its Related  Persons  of the  duties  of  Adviser  pursuant  to this  Agreement or the
        Advisory Agreement.

XIII.   Representations  of  Subadviser.   Subadviser  represents,  warrants,  and  agrees  as
        follows:

        A.     Subadviser  (i) is registered as an investment  adviser under  Advisers Act and will  continue to be so  registered  for so long as this  Agreement  remains in effect;  (ii) is not  prohibited  by the  1940  Act or the  Advisers  Act  from performing  the services  contemplated  by this  Agreement;  (iii) has met, and will  continue  to meet for so long as this  Agreement  remains in effect,  any other  applicable  federal,  Massachusetts  or  Delaware  requirements,  or the applicable  requirements of any federal regulatory or industry  self-regulatory agency,  necessary to be met in order to perform the services  contemplated  by this  Agreement;  (iv) has the authority to enter into and perform the services contemplated  by this  Agreement;  and (v) will promptly  notify Adviser of the occurrence  of any event that would  disqualify  Subadviser  from serving as an investment  adviser of an  investment  company  pursuant to Section 9(a) of the
               1940 Act or otherwise.

        B.     Subadviser  has  adopted  a  written  code of ethics  (the  "Subadviser  Code")
               complying  with the  requirements  of Rule 17j-1  under the 1940 Act, as may be amended  from time to time,  and,  has provided the Adviser and the Fund with a copy of the  Subadviser  Code,  together  with  evidence of its  adoption.  The
               Subadviser  certifies that it has adopted  procedures  reasonably  necessary to prevent  access  persons  as  defined in Rule  17j-1  ("Access  Persons")  from violating the Subadviser  Code. On a quarterly  basis,  Subadviser will either;
               (i) certify to Adviser that  Subadviser  and its Access  Persons have  complied with  Subadviser  Code with  respect to the  Portfolio,  or (ii)  identify  any material  violations of the Subadviser Code which have occurred with respect to the  Portfolio.  In  addition,  Subadviser  will  furnish at least  annually to
               Adviser and the Board a written  report that (a) describes  any issues  arising under the Subadviser  Code since the last report to the Board,  including,  but not limited to,  information  about material  violations of the Subadviser Code with  respect  to the  Portfolio  and  sanctions  imposed  in  response  to the
               material   violations  and  (b)  certifies  that  the  Subadviser  has  adopted procedures  reasonably  necessary to prevent  Access Persons from violating the
               Subadviser Code.

        C.     Subadviser  has  provided  Adviser  and the Fund with a copy of its Form ADV as most  recently  filed with the SEC and,  if not so filed,  the its most  recent
               Part 2 of Form ADV, and will,  promptly  after filing any amendment to its Form
               ADV with the SEC,  and, if not so filed,  any  amendment  to Part 2 of its Form
               ADV, furnish a copy of such amendment to Adviser.

XIV.    Representations of Adviser.  Adviser represents, warrants, and agrees as follows:

        A.     Adviser (i) is registered as an investment  adviser under Advisers Act and will continue to be so registered for so long as this  Agreement  remains in effect;
               (ii) is not prohibited by the 1940 Act or the Advisers Act from  performing the services  contemplated  by its management  agreement  with the Fund;  (iii) has met,  and  will  continue  to meet  for so long as this  Agreement  remains  in effect, any other applicable federal or state  requirements,  or the applicable requirements of any regulatory or industry  self-regulatory  agency,  necessary to be met in order to perform  the  services  contemplated  by this  Agreement;
               (iv) has the authority to enter into and perform the services  contemplated  by this  Agreement;  and (v) will promptly notify Adviser of the occurrence of any event that would  disqualify  Subadviser from serving as an investment  adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

        B.     Adviser and the Fund have adopted a written code of ethics  complying  with the requirements  of Rule 17j-1 under the 1940 Act, as may be amended  from time to time.

        C.     Adviser has provided  Subadviser  with a copy of its Form ADV as most  recently filed with the SEC and, if not so filed, the its most recent Part 2 of Form ADV, and will, promptly after filing any amendment to its Form ADV with the SEC, and, if not so filed,  any  amendment  to Part 2 of its Form ADV,  furnish a copy of such amendment to Subadviser.

XV.     Compliance  with  Applicable   Regulations.   In  performing  its  duties   hereunder,
        Subadviser  shall  have  compliance   procedures   reasonably   calculated  to  ensure
        compliance  with all  applicable  provisions of the 1940 Act and the Advisers Act, and any  rules  and  regulations  adopted  thereunder;  Subchapter  M  of  the  Code;  the provisions of the Registration  Statement,  as provided by Adviser to Subadviser;  the provisions  of the  Articles  and the By-Laws of the Fund,  as the same may be amended from time to time,  as provided  by Adviser to  Subadviser;  and any other  applicable provisions of federal securities law.

XVI.    Term of Agreement.  This Agreement  shall become  effective with respect to the FI All
        Cap Portfolio on the Effective Date and, with respect to any additional Portfolio,  on the date of receipt by the Adviser of notice from the  Subadviser in  accordance  with
        Section II hereof that the  Subscriber is willing to serve as Subadviser  with respect to such Portfolio.  Unless sooner terminated as provided herein,  this Agreement shall continue in effect for two years from the  Effective  Date with  respect to the FI All
        Cap Portfolio and, with respect to each additional  Portfolio,  for two years from the date on which  this  Agreement  becomes  effective  with  respect  to such  Portfolio.
        Thereafter,  this Agreement  shall continue in effect from year to year,  with respect to the  Portfolio,  subject  to the  termination  provisions  and all other  terms and conditions hereof, so long as (a) such continuation shall be specifically  approved at least  annually (i) by either the Board,  or by vote of a majority of the  outstanding voting securities of the Portfolio;  (ii) in either event, by the vote, cast in person at a meeting called for the purpose of voting on such  approval,  of a majority of the
        Directors of the Fund who are not interested  persons of any party to this  Agreement, cast in person at a meeting  called for the  purpose of voting on such  approval;  and
        (b)  Subadviser  shall not have notified the Fund, in writing,  at least 60 days prior to such approval that it does not desire such continuation.

XVII.   Termination  of  Agreement.  Notwithstanding  the  foregoing,  this  Agreement  may be terminated  at any time,  without the payment of any penalty,  by vote of the Board or by a vote of a majority of the  outstanding  voting  securities of the Portfolio on at least  60 days'  prior  written  notice  to  Subadviser.  This  Agreement  may also be terminated by Adviser:  (i) on at least 60 days' prior written  notice to  Subadviser, without the payment of any penalty;  or (ii) upon material breach by Subadviser of any of the representations and warranties set forth in Section XIII of this Agreement,  if such breach  shall not have been cured  within a 20-day  period  after  notice of such breach.  Subadviser may terminate  this Agreement at any time,  without the payment of any  penalty,  on at least 60 days' prior  notice to  Adviser.  This  Agreement  shall terminate  automatically  in the event of its  assignment,  as such term is defined in
        the  1940  Act,  or  upon  termination  of  the  Advisory  Agreement.   Any  approval,
        amendment,  or  termination  of this  Agreement  by the  holders of a majority  of the outstanding  voting  securities (as defined in the 1940 Act) of any Portfolio shall be effective to  continue,  amend or terminate  this  Agreement  with respect to any such
        Portfolio  notwithstanding  (i) that such action has not been  approved by the holders of a majority of the outstanding  voting  securities of any other  Portfolio  affected thereby,  and/or (ii) that such action has not been approved by the vote of a majority of the  outstanding  voting  securities  of the  Fund,  unless  such  action  shall be required by any applicable law or otherwise.

XVIII.  Use of  Subadviser's  Name. The parties agree that the name of  Subadviser,  the names of any affiliates of Subadviser and any derivative,  logo, trademark,  service mark or trade name are the valuable  property of the  Subadviser and its  affiliates.  Adviser and the Fund shall have the right to use such name(s), derivatives,  logos, trademarks or service  marks or trade names only with the prior written  approval of  Subadviser, which  approval  shall  not be  unreasonably  withheld  or  delayed  so  long  as this
        Agreement is in effect.

        Upon  termination of the Agreement,  Adviser and the Fund shall forthwith cease to use such name(s),  derivatives,  logos, trademarks,  service marks or trade names. Adviser and the  Fund  agree  they  will  review  with  Subadviser  any  advertisement,  sales literature,  or notice  prior to its use that makes  reference  to  Subadviser  or its affiliates  or any such  name(s),  derivatives,  logos,  trademarks,  service marks or trade names,  it being  understood  that Subadviser  shall have no  responsibility  to ensure of the  adequacy of the form or content of such  materials  for purposes of the
        1940 Act or other  applicable  laws and  regulations.  If Adviser or the Fund makes an unauthorized use of Subadviser's names, derivatives,  logos, trademarks, service marks or trade names, the parties  acknowledge that Subadviser shall suffer irreparable hard for which monetary  damages are inadequate  and thus,  Subadviser  will be entitled to injunctive relief.

XIX.    Review of Fund  Documents.  During the term of this  Agreement,  Adviser shall furnish to Subadviser at its principal office all prospectuses,  proxy statements,  reports to shareholders,  sales  literature  or  other  material  prepared  for  distribution  to shareholders  of the Fund or the public,  which refer to  Subadviser or its clients in any way,  prior to the use thereof,  and Adviser  shall not use any such  materials if
        Subadviser  reasonably  objects in writing in five (5) days (or such other time as may be mutually  agreed,  which would include longer time periods for review of the Fund's prospectus and other parts of the registration statement) after receipt thereof.

XX.     Confidentiality.   All  information   furnished  by  one  party  to  the  other  party
        (including their respective agents, employees and representatives)  hereunder shall be treated as confidential  and shall not be disclosed to third parties,  except if it is otherwise  in the  public  domain  or,  with  notice  to the  other  party,  as may be necessary  to comply with  applicable  laws,  rules,  regulations,  subpoenas or court orders.  Without  limiting the  foregoing,  Adviser  acknowledges  that the securities holdings  of the  Portfolio(s)  constitute  information  of value to  Subadviser,  and agrees (1) not to use for any  purpose,  other than for Adviser or the Fund,  or their agents, to supervise or monitor Subadviser,  the holdings or trade-related information of the Fund;  and (2) not to  disclose  the  Portfolio(s)'  holdings,  except:  (a) as required  by  applicable  law or  regulation;  (b) as  required  by state  or  federal regulatory  authorities;  (c) to the Board, counsel to the Board, counsel to the Fund, the  administrator or any  sub-administrator,  the independent  accounts and any other agent of the Fund; or (d) as otherwise  agreed to by the parties in writing.  Further,
        Adviser agrees that  information  supplied by Subadviser,  including  approved  lists, internal  procedures,  compliance  procedures and any board materials,  is valuable to
        Subadviser,  and Adviser  agrees not to disclose any of the  information  contained in such  materials,  except:  (i) as required by applicable  law or  regulation;  (ii) as required by state or federal regulatory  authorities;  (iii) to the Board,  counsel to the Board,  counsel  to the Fund,  the  administrator  or any  sub-administrator,  the independent  accountants and any other agent of the Fund; or (iv) as otherwise  agreed to by the parties in writing.

XXI.    Amendments,  Waivers,  etc.  Provisions  of this  Agreement  may be  changed,  waived, discharged or terminated  only by an instrument in writing signed by the party against which  enforcement of the change,  waiver,  discharge or  termination is sought.  This
        Agreement  (including  any  exhibits  hereto)  may be  amended  at any time by written mutual  consent of the  parties,  subject  to the  requirements  of the 1940 Act,  the
        Advisers Act, and rules and regulations promulgated and orders granted thereunder.

XXII.   Notification.  Subadviser will notify Adviser  promptly of any change in the personnel of Subadviser with  responsibility for making investment  decisions in relation to the
        Portfolio or who have been authorized to give instructions to Custodian.

XXIII.  Override Provisions. Notwithstanding any other provision of this Agreement:

        A. Prior to this Agreement being approved by a vote of a majority  of the  Portfolio's outstanding  voting  securities  in  accordance  with the 1940 Act: (i) in no event shall  compensation  paid to the Subadviser  hereunder  exceed the amount permitted by Rule 15a-4 under the 1940 Act; (ii) the portion of the  compensation  payable by the Fund to the Adviser under the terms of the Advisory  Agreement  with respect to such  Portfolio  that  is  equal  in  amount  to the  compensation  payable  to the
           Subadviser  hereunder  (the  "Subadviser  Escrow  Amount")  shall  be  held  in  an interest-bearing  escrow  account with the Fund's  custodian or a bank (the "Escrow
           Account");  and (iii) this  Agreement  may be  terminated  at any time  without the payment  of any  penalty,  by vote of the Board or by a vote of a  majority  of the outstanding  voting  securities of the  Portfolio on 10 days' prior written  notice to  the  Subadviser.  The  Subadviser  Escrow  Amount,  including  interest  earned thereon,  shall be paid promptly  after approval of this Agreement by the vote of a majority of the Portfolio's  outstanding  voting  securities in accordance with the
           1940 Act,  provided  that such  approval  is  obtained no later than 150 days after the date of this Agreement.

        B. If this  Agreement  is not  approved  by a vote of a  majority  of the  Portfolio's outstanding  voting  securities  within  the time  period  stated  above,  (i) this
           Agreement shall immediately  terminate;  and (ii) the Subadviser shall receive from the Escrow  Account the lesser of: (a) the sum of the amount of any costs  incurred by the  Subadviser  in  performing  its duties under this  Agreement  prior to such termination  plus  any  interest  earned  on  that  amount,  and (b) the sum of the
           Subadviser Escrow Amount plus any interest earned on that amount.

XXIV.   Miscellaneous.

        A.     Governing  Law. This Agreement  shall be construed in accordance  with the laws of the Commonwealth of Massachusetts  without giving effect to the conflicts of laws  principles  thereof and the 1940 Act.  To the extent that the  applicable laws  of  the  Commonwealth  of  Massachusetts  conflict  with  the  applicable provisions of the 1940 Act, the latter shall control.

        B.     Insurance.  Adviser,  the Fund and Subadviser each agree to maintain errors and omissions or  professional  liability  insurance  coverage in an amount that is reasonable  in  light  of the  nature  and  scope  of its  respective  business activities.

        C.     Captions.   The  captions   contained  in  this   Agreement  are  included  for
               convenience  of  reference  only and in no way  define  or  delimit  any of the provisions hereof or otherwise affect their construction or effect.

        D.     Entire Agreement. This Agreement represents the entire agreement and understanding of the parties  hereto and shall  supersede  any prior  agreements  between the parties  relating to the subject matter hereof,  and all such prior  agreements shall be deemed terminated upon the effectiveness of this Agreement.

        E.     Notice.  Any notice under this  Agreement  shall be in writing,  addressed  and delivered and mailed,  postage prepaid,  to the other party, with a copy to the
               Fund,  at the  addressed  below or such other  address as such other  party may designate for the receipt of such notice.

               If to Adviser:       Aid Association for Lutherans
                                    625 Fourth Avenue South
                                    Minneapolis MN 55415
                                    Attention:  Investment Division

               If to Subadviser:    Fidelity Management & Research Company
                                    82 Devonshire Street
                                    Boston, MA 02109
                                    Attention:  General Counsel

        F.     Interpretation. Nothing herein contained shall be deemed to require the Fund to take any action contrary to its Articles or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve  or  deprive  the Board of its  responsibility  for and  control of the conduct of the affairs of the Portfolio.

        G.     Successors.   This  Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

        H.     If any provisions of this Agreement shall be held or  made  invalid  by a court decision,  statute, rule or otherwise, the remainder of this Agreement shall be deemed to be severable.

        I.     Definitions. Any question of interpretation of any term or  provision  of  this
               Agreement  having  a  counterpart  in or  otherwise  derived  from  a  term  or provision  of the 1940 Act  shall be  resolved  by  reference  to such  term or provision  of the  1940  Act and to  interpretations  thereof,  if any,  by the
               United  States  courts or, in the  absence of any  controlling  decision of any such  court,  by  rules,  regulations,  or  orders  of the SEC  validly  issued pursuant to the 1940 Act. As used in this  Agreement,  the terms  "majority  of the outstanding voting securities,"  "affiliated  person," "interested person,"
               "assignment,"  broker," "investment adviser," "net assets," "sale," "sell," and
               "security"  shall  have the same  meaning  as such  terms have in the 1940 Act, subject  to  such  exemption  as  may be  granted  by  the  SEC  by  any  rule, regulation,  or  order.  Where  the  effect  of a  requirement  of the  federal securities  laws  reflected  in any  provision  of this  Agreement is made less restrictive by a rule,  regulation,  or order of the SEC, whether of special or general  application,  such provision shall be deemed to incorporate the effect of such rule, regulation, or order.

        J.     Counterparts. This Agreement may be executed in one or more counterparts,  each of which shall be deemed an original.

IN WITNESS  WHEREOF,  the parties  hereto have caused this  instrument to be executed by their duly authorized signatories as of the date and year first above written.

                                            AID ASSOCIATION FOR LUTHERANS

Attest:_______________________              By:________________________________
Name:_________________________              Name:______________________________
                                            Title:_____________________________

                                            LB SERIES FUND, INC.

Attest:_______________________              By:________________________________
Name:_________________________              Name:______________________________
                                            Title:_____________________________

                                            FIDELITY MANAGEMENT & RESEARCH COMPANY

Attest:_______________________              By:________________________________
Name:_________________________              Name:______________________________
                                            Title:_____________________________

                                         Schedule I

                                 Dated as of January 1, 2002

                                       Subadvisory Fees

                                     FI All Cap Portfolio

                      Average Net Daily Assets            Annual Rate
                        $0 - 100 million                     0.60%
                      $100 - 500 million                     0.55%
                      $500 - 750 million                     0.50%
                           $750+ million                     0.45%